PART II - OTHER INFORMATION	EXHIBIT 10.24

AMENDMENT NO. 1 TO THE RESMED INC. 2006 INCENTIVE AWARD PLAN

This Amendment No. 1 to the ResMed Inc. 2006 Incentive Award Plan (“Amendment”) is adopted by ResMed Inc., a Delaware corporation (the “Company”), is effective as of November 9, 2006.

RECITALS

A.

The ResMed Inc. 2006 Incentive Award Plan (the “Plan”) was approved by the stockholders of the Company on November 9, 2006. Section 11.2 of the Plan provides that the Plan may be wholly or partially amended at any time from time to time by the Administrator of the Plan.

B.

The Board of Directors and the Compensation Committee have determined that it is in the best interests of the Company and its stockholders to amend the Plan to provide that the fair market value of the Common Stock of the Company shall be defined as the closing sale price on the date of grant.

C.	Capitalized terms used in this Amendment shall have the meanings assigned to them in the Plan.

AMENDMENT

Section 1.20 of the Plan is hereby amended to read in its entirety as follows:

“1.20 “Fair Market Value” means, as of any date:

(a)

If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange) or any national market system, including without limitation any market system of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system on such date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)

If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices on such date (or if no such sales price is quoted on such date, then it shall be the closing sale price on the last preceding date for which such information exists) for which such information exists), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)

If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the Fair Market Value thereof shall be established by the Administrator in good faith.”

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I hereby certify that the foregoing Amendment No. 1 to the ResMed Inc. 2006 Incentive Award Plan of ResMed Inc. was duly adopted by the Compensation Committee of the Board of Directors and the Board of Directors on November 9, 2006. Executed this 10th day of November 2006.

/s/ DAVID PENDARVIS ..................................................
David Pendarvis
Global General Counsel; Sr. Vice President and Corporate Secretary